Exhibit 4.1
Execution Version

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of August 9, 2013, by and among tw telecom inc., a Delaware corporation (formerly known as Time Warner Telecom Inc.) (“TWTC”), tw telecom holdings inc., a Delaware corporation (formerly known as Time Warner Telecom Holdings Inc.) (the “Borrower”), the Subsidiary Guarantors party hereto, each Revolving Lender party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”).
Statement of Purpose
The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of April 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TWTC, the Borrower, each bank and other financial institution or entity party thereto as a lender (collectively, the “Lenders” and, each individually, a “Lender”) and the Administrative Agent.
The Borrower has requested, and the Administrative Agent and the Revolving Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as specifically set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

2.    Amendments. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto hereby agree that the Credit Agreement is amended as follows:

(a)    Section 7.6(h) of the Credit Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with the following:
“(h)    TWTC may make Restricted Payments, and the Borrower or any Subsidiary may pay dividends (or make distributions or advancements) to TWTC to permit TWTC to make such Restricted Payments or make payments on Indebtedness of TWTC, in an amount not to exceed (i) $500,000,000 in the aggregate for the period from August 9, 2013 through December 31, 2014 and (ii) $250,000,000 in the aggregate for each fiscal year thereafter, in each of subclauses (i) and (ii), exclusive of the amount of any fee or expense reasonably incurred in connection with such Restricted Payment or payment on Indebtedness of TWTC; provided that (x) after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith, the Current Liquidity shall not be less than $200,000,000 and (y) no Revolving Default or Revolving Event of Default has occurred and is continuing or would result therefrom; provided further that, (A) if not so expended during the period specified in subclause (i) above, an amount not to exceed $200,000,000 may be carried over to make Restricted Payments during the fiscal year ending December 31, 2015, (B) if not

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so expended during any applicable period specified in subclause (ii) above for which it is permitted, an amount not to exceed $100,000,000 may be carried over to make Restricted Payments in the immediately succeeding fiscal year and (C) Restricted Payments made pursuant to this clause (h) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior period pursuant to subclause (A) or (B) above, as applicable and second, in respect of amounts permitted for such fiscal year as provided above; and”
(b)    Clause (iv) of Section 7.9(a) of the Credit Agreement is hereby amended by (i) replacing the reference to “redeeming or repurchasing” in the first line thereof and replacing it with the phrase “making payments, prepayments, repurchases or redemptions of, or defeasances or segregation of funds with respect to,”, (ii) replacing the reference to “repurchase or redemption” in subclause (B) thereof with the phrase “payment, prepayment, repurchase, redemption, defeasance or segregation of funds” and (iii) replacing the phrase “redemption or repurchase” in subclause (C) thereof with the phrase “payment, prepayment, repurchase, redemption, defeasance or segregation of funds”.
3.    Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received:
(a)    (i) counterparts of this Amendment executed by TWTC, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Revolving Lenders and (ii) such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Agreement;
(b)    evidence satisfactory to the Administrative Agent that the Borrower has launched and priced, on or prior to September 12, 2013, the issuance of one or more series of unsecured Indebtedness permitted under the Credit Agreement sufficient to provide the Borrower with at least $750,000,000 of aggregate gross proceeds; and
(c)    all fees and expenses in accordance with Section 7 of this Amendment.
4.    Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with TWTC, the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5.    Representations and Warranties. By its execution hereof, each Loan Party hereby represents and warrants as follows:

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(a)    such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms;

(b)     this Amendment and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c)     each representation and warranty contained in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the First Amendment Effective Date as if fully set forth herein, other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct in all material respects on and as of such earlier date; and

(d)     no Default has occurred and is continuing as of the First Amendment Effective Date or would result after giving effect hereto.

6.    Acknowledgement and Reaffirmation. By their execution hereof, each Loan Party hereby expressly (a) consents to this Amendment and (b) acknowledges that such Loan Party’s covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes, the Security Documents and the other Loan Documents to which such Loan Party is a party remains in full force and effect.

7.    Costs, Expenses and Taxes. The Borrower agrees to pay in accordance with Section 12.5 of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of one firm of primary counsel to the Administrative Agent and the Collateral Agent with respect thereto and with respect to advising the Administrative Agent and the Collateral Agent as to its rights and responsibilities hereunder and thereunder.

8.    Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9.    Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.
10.    Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

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11.    Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:    tw telecom holdings inc.
By: /s/ Mark A. Peters
Name: Mark A. Peters
Title: Executive Vice President, Chief Financial Officer

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

GUARANTORS:    tw telecom inc.
By:    /s/ Mark A. Peters
Name: Mark A. Peters
Title:     Executive Vice President, Chief Financial Officer
tw telecom holdings II llc
tw telecom of arizona llc
tw telecom of colorado llc
tw telecom of idaho llc
tw telecom of illinois llc
tw telecom of iowa llc
tw telecom of minnesota llc
tw telecom of new mexico llc
tw telecom of ohio llc
tw telecom of oregon llc
tw telecom of south carolina llc
tw telecom of tennessee llc
tw telecom of texas llc
tw telecom of utah llc
tw telecom of washington llc
tw telecom management co. llc
tw telecom data services llc

By: tw telecom holdings inc., the sole member of each

By:     /s/ Mark A. Peters            _____
Name: Mark A. Peters
Title: Executive Vice President, Chief Financial Officer

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

GUARANTORS:    tw telecom of alabama llc
tw telecom of arkansas llc
tw telecom of d.c. llc
tw telecom of kansas city llc
tw telecom of kentucky llc
tw telecom of louisiana llc
tw telecom of maryland llc
tw telecom of mississippi llc
tw telecom of nevada llc
tw telecom of oklahoma llc
tw telecom of virginia llc

By: tw telecom management co. llc, the sole member of each

By: tw telecom holdings inc., the sole member of tw telecom management co. llc

By:     /s/ Mark A. Peters
Name: Mark A. Peters
Title: Executive Vice President, Chief Financial Officer

tw telecom of california l.p.
tw telecom of florida l.p.
tw telecom of georgia l.p.
tw telecom of hawaii l.p.
tw telecom of indiana l.p.
tw telecom of new jersey l.p.
tw telecom of new york l.p.
tw telecom of north carolina, l.p.
tw telecom of wisconsin l.p.
tw telecom l.p.
By: tw telecom holdings inc., the general partner of each

By:    /s/ Mark A. Peters
Name: Mark A. Peters
Title: Executive Vice President, Chief Financial Officer

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of itself and as a Lender
By: /s/ Kyle R. Holtz
Name: Kyle R. Holtz
Title: Director

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

LENDERS:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:    /s/ Judith Smith                                        Name: Judith Smith
Title: Authorized Signatory

By:    /s/ Michael D'Onofrio                              Name: Michael D'Onofrio
Title: Authorized Signatory

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

MORGAN STANLEY BANK, N.A., as a Lender

By:     /s/ Susan Saxe______________________
Name: Susan Saxe
Title: Authorized Signatory

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

ROYAL BANK OF CANADA, as a Lender

By:    __/s/ Sheldon Pinto_________________
Name: Sheldon Pinto
Title: Authorized Signatory

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page

SUNTRUST BANK, as a Lender

By:    /s/ Andrew Cozewith__________
Name: Andrew Cozewith
Title: Director

First Amendment to Second Amended and Restated Credit Agreement
tw telecom holdings inc.
Signature Page